UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 13, 2017

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place Suite 1450 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 13, 2017, GTT Communications, Inc. (the “Company” or “GTT”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting that on January 9, 2017, the Company completed the acquisition of all of the equity securities of  Hibernia NGS Limited (“Hibernia”) from Murosa Development S.A.R.L. (“Murosa”) and Columbia Ventures Corporation pursuant to the previously announced Share Purchase Agreement (the “Purchase Agreement”), dated as of November 8, 2016.

The Initial Form 8-K omitted the financial statements of the business acquired and the pro forma combined financial information as permitted by Items 9.01 (a)(4) and Item 9.01 (b)(2) of Form 8-K. This amendment to the Initial Form 8-K is being filed to provide the financial statements and pro forma financial information by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The audited financial statements of Hibernia as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 are filed herewith as Exhibit 99.1 to this Amendment No. 1 and incorporated in this Item 9.01(a) by reference.

(b) Pro forma Financial Information.

The unaudited pro forma condensed combined financial statement of GTT as of and for the year ended December 31, 2016, giving effect to the Hibernia acquisition, is filed herewith as Exhibit 99.2 to this Amendment No. 1 and incorporated in this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers
99.1	The audited financial statements of Hibernia as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016
99.2	The unaudited pro forma condensed combined financial information (and related notes) of GTT as of and for the year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2017	GTT COMMUNICATIONS, INC.

/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers
99.1	The audited financial statements of Hibernia as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016
99.2	The unaudited pro forma condensed combined financial information (and related notes) of GTT as of and for the year ended December 31, 2016

4